As filed with the Securities and Exchange Commission on August 29, 2005.

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COUSINS PROPERTIES INCORPORATED
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0869052 (I.R.S. Employer Identification No.)
2500 Windy Ridge Parkway
Atlanta, Georgia 30339-5683
(Address, including zip code, of registrant’s principal executive offices)
COUSINS PROPERTIES INCORPORATED
1999 INCENTIVE STOCK PLAN
(Full title of the plan)
JAMES A. FLEMING
Executive Vice President and Chief Financial Officer
Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, Georgia 30339-5683
(770) 955-2200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies to:
ALAN J. PRINCE
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303-1763
(404) 572-4600
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
	Amount to	Maximum Offering	Aggregate Offering	Amount of
Title of Securities to be Registered	be Registered	Price Per Share (1)	Price (1)	Registration Fee
Common Stock, par value $1.00 per share	950,000 shares	$29.395	$27,925,250	$3,286.80

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low sales prices of Common Stock of Cousins Properties Incorporated (the “Company”) on the New York Stock Exchange on August 22, 2005.

EXPLANATORY NOTE
     Cousins Properties Incorporated (the “Company”) filed registration statements on Form S-8 on December 3, 1999 (File No. 333-92089), September 27, 2000 (File No. 333-46674), August 21, 2001 (File No. 333-68010), August 21, 2002 (File No. 333-98487), July 10, 2003 (File No. 333-106937) and December 1, 2004 (File No. 333-120918) (collectively, the “Prior Registration Statements”) to register under the Securities Act of 1933 Act, as amended (the “Securities Act”), 895,525 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), 1,604,202 shares of Common Stock, 2,300,000 shares of Common Stock, 1,100,000 shares of Common Stock, 1,000,000 shares of Common Stock and 1,556,058 shares of Common Stock, respectively, issuable under the Cousins Properties 1999 Incentive Stock Plan, as amended (the “1999 Incentive Stock Plan”). The Company is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 950,000 shares of Common Stock to be issued to employees of the Company and certain subsidiaries and to directors of the Company and certain subsidiaries pursuant to the Cousins Properties Incorporated 1999 Incentive Stock Plan, as amended.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to eligible participants in the 1999 Incentive Stock Plan, as specified by Rule 428(b) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.      Incorporation of Certain Documents by Reference
     The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement. In addition, the following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

3.	The Company’s Current Reports on Form 8-K filed on February 14, 2005, February 18, 2005, March 30, 2005, April 15, 2005 and July 29, 2005; and

4.	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 8.      Exhibits

Exhibit	Description
4.1	Cousins Properties Incorporated 1999 Incentive Stock Plan, as amended (filed as Annex B to the Company’s Proxy Statement, filed with the Commission on April 8, 2005 and incorporated herein by reference)
5.1	Opinion of King & Spalding LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 29th day of August, 2005.

COUSINS PROPERTIES INCORPORATED
By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Bell, Jr. and James A. Fleming, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 29th day of August, 2005.

Signature	Title

/s/ Thomas D. Bell, Jr.	President, Chief Executive Officer and Vice
Thomas D. Bell, Jr.	Chairman of the Board of Directors (Principal Executive Officer)

/s/ James A. Fleming	Executive Vice President and
James A. Fleming	Chief Financial Officer (Principal Financial Officer)

Signature	Title

/s/ John D. Harris, Jr.	Senior Vice President and Chief Accounting
John D. Harris, Jr.	Officer (Principal Accounting Officer)

/s/ T. G. Cousins	Chairman of the Board of Directors
T. G. Cousins

/s/ Erskine B. Bowles	Director
Erskine B. Bowles

/s/ Richard W. Courts, II	Director
Richard W. Courts, II

/s/ Lillian C. Giornelli	Director
Lillian C. Giornelli

/s/ S. Taylor Glover	Director
S. Taylor Glover

/s/ James H. Hance, Jr.	Director
James H. Hance, Jr.

/s/ Boone A. Knox	Director
Boone A. Knox

/s/ William Porter Payne	Director
William Porter Payne

EXHIBIT INDEX

Exhibit	Description

4.1	Cousins Properties Incorporated 1999 Incentive Stock Plan, as amended (filed as Annex B to the Company’s Proxy Statement, filed with the Commission on April 8, 2005 and incorporated herein by reference)

5.1	Opinion of King & Spalding LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)